Exhibit 4.2

7.25% Series N Cumulative	440,000 Shares
Redeemable Preferred Shares

Number	CUSIP 264411 69 5
1	See Reverse for Certain
Definitions and Restrictions

DUKE REALTY CORPORATION

Incorporated under the Laws of the State of Indiana

This Certifies that

American Stock Transfer & Trust Co., as Preferred Share Depositary

is the owner of four hundred forty thousand (440,000) fully paid and non-assessable 7.25% SERIES N CUMULATIVE REDEEMABLE PREFERRED SHARES, $0.01 par value ($250.00 liquidation preference), of Duke Realty Corporation transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Third Restated Articles of Incorporation and the Third Amended and Restated Bylaws of the Corporation, each as from time to time amended (copies of which are on file with the Transfer Agent), to all of which the holder by acceptance hereof assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the signatures of its duly authorized officers.

Dated: June 30, 2006

Authorized Signatures:
	Dennis D. Oklak	Howard L. Feinsand
	Chairman and Chief Executive Officer	Executive Vice President, General Counsel and Corporate Secretary

Countersigned and Registered:
American Stock Transfer & Trust Company
Transfer Agent and Registrar

By:
Authorized Signatory

DUKE REALTY CORPORATION

If necessary to effect compliance by the Corporation with requirements of the Internal Revenue Code relating to real estate investment trusts, rights of the holder of the Shares represented by this certificate may be restricted by the Corporation and/or the transfer thereof may be prohibited upon the terms and conditions set forth in the Third Restated Articles of Incorporation, as amended from time to time. The Corporation will furnish a copy of such terms and conditions and a statement of all the powers, designations, participating, optional or other special rights of each class of stock issued by the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights, to the registered holder of this certificate upon request and without charge.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common	UNIF GIFT MIN ACT --	_______	Custodian	______
			(Cust)		(Minor)

TEN ENT	--	as tenants by the entireties	under Uniform Gifts to Minors Act ________________________ (State)

JT TEN	--	as joint tenants with right of survivorship
and not as tenants in common

For value received, __________________ hereby sell, assign and transfer unto __________ (Please insert social security or other identifying number of assignee) ___________________________________________________________________ (Please print or typewrite name and address, including zip code, of assignee) ____________________________ shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated_____________________________________

_______________________________________________
NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:	____________________________________________________

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.